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                                  EXHIBIT 10.4

                     FORM OF SUBSCRIPTION ESCROW AGREEMENT
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                     U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.

                          SUBSCRIPTION ESCROW AGREEMENT



         AGREEMENT made effective as of _____________________ between U.S. Automobile Acceptance SNP-IV, Inc., a Texas corporation (the "Company"), and BancFirst ("Agent").

         WHEREAS, Company is offering for subscription up to $40,000,000 principal amount of its Asset-Backed Promissory Notes (the "Notes") on the terms and conditions set forth in its prospectus (the "Prospectus"), a copy of which has been furnished to Agent; and


         WHEREAS, Company desires for Agent to perform the services of depository and escrow agent with respect to subscriptions to the Company made by prospective purchasers of the Notes (the 'Investors');

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Agent shall deposit all subscription checks and other payments for the Notes by Investors which it receives into an escrow account maintained by Agent (the "Escrow Fund"). Checks shall be made payable to the Agent until the minimum subscriptions of $100,000 have been received by the Agent.

         2. The Company reserves the right to reject any subscription. The Company shall promptly refund the subscription amount which has been rejected to the Investor unless the subscription amount is on deposit with Agent, in which case Agent, upon written direction of the Company, shall make such refund, if any, as soon as Agent has collected funds on such Investor's check.

         3. Prior to the close of business on __________ (the specified "escrow termination date"), Agent shall verify with Company whether or not the minimum required subscriptions in Notes have been received.

         4. If subscriptions for at least $100,000 in Notes (the "Minimum Subscription Amount") have been received by Agent prior to the close of business on the escrow termination date, the Company shall within fifteen (15) business days advise Agent in writing that the offering was successful. Upon receipt of such written notification, Agent shall terminate this escrow and release such subscription proceeds plus any interest earned to the Company or its designee at such time and in such amount as the Company shall specify. After terminating the escrow in accordance herewith, Agent shall remit any subscription proceeds received directly to Company. Anything herein to the contrary notwithstanding, amounts received by the Agent in the form of checks shall not be deemed to have been received and shall not be available for distribution until such amounts have been collected by Agent. Amounts received by Agent in the form of a wire transfer will be deemed to be collected funds on the day of receipt.

         5. If the Minimum Subscription Amount has not been received prior to the close of business on the escrow termination date, all amounts received by Agent shall be returned directly by Agent to Investors, as soon thereafter as such amounts are collected. The Company shall provide Agent with written directions specifying the name and address of, and the amount to be paid to, each Investor to whom money is to be returned. Interest earned on the funds shall be paid to the Company or its designee.

         6. Agent shall have no authority or obligation to exercise discretion as to the investment of the Escrow Fund, but will invest and reinvest the Escrow Fund as directed by the Company, only in investments permitted by Rule 15c2-4 under the Securities Exchange Act of 1934.

         7. Agent shall be under no duty or responsibility to enforce collection of any checks delivered to Agent hereunder. Agent shall promptly notify and return to Company any check or instrument received from Company or Investor upon which payment is refused, together with the related documents which were delivered to Agent. If any check or instrument delivered to Agent under this Agreement is uncollectible and if Agent has distributed funds represented by such item pursuant to the terms hereof or pursuant to the direction of the Company, Agent shall notify Company and shall deliver the returned check or instrument to Company and Company shall immediately reimburse Agent for the amount of funds uncollectible.




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         8. Agent shall provide all administrative and reporting services contemplated by this Agreement to effect the purpose stated herein.

         9. Agent is not a party to, nor is it bound by, any agreement out of which this Agreement may arise including, but not limited to, the Prospectus. Agent is not charged with notice of the existence of any agreement out of which this Agreement may arise other than the Prospectus. Agent is not charged with notice of the terms of the Prospectus (other than those recited herein).

         10. Agent may resign by giving ten (10) days prior written notice to Company hereto by registered or certified mail at the address hereinbelow set forth, and until a successor Agent is named and accepts its appointment, Agent shall have no duty save to hold funds uninvested held pursuant hereto.

         11. It is understood and agreed further, that Agent shall:

             (a) Be protected in acting upon any notice, request, certificate, approval, consent or other paper believed by it to be genuine and to be signed by the proper party or parties;

             (b) Be authorized to disregard in the sole discretion of Agent any and all notices and warnings that may be given to it by Company hereto or by any other person, firm, association, or corporation. Agent may, with prior notice to Company, affording Company an opportunity to respond, however, in its discretion obey the order, judgment, decree or levy of any court, whether with competent jurisdiction or of any agency of the United States or any political subdivision thereof, or of any agency of the State of Texas or of any political subdivision thereof, and Agent is hereby authorized, in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies. If, however, Agent, in its sole discretion and upon consultation with counsel, concludes in good faith that it need not comply with or obey any such orders, judgments, decrees or levies, Agent need not do so. In any event, Agent shall not be liable by reason of such action or omission to act to the Company or to any other person, firm, association or corporation, even if thereafter any such order, decree, judgment or levy be reversed, modified, annulled, set aside or vacated;

             (c) Be entitled to consult with Agent's counsel and, except for gross negligence or willful misconduct, shall not be liable for any action taken or omitted by Agent in accordance with the opinion and advice of such counsel whether such counsel be a member of Agent's house counsel staff or independent counsel;

             (d) Be indemnified by Company against any claim or charge made against Agent by reason of its acting or failure to act in connection with any of the transactions contemplated hereby, and against any loss Agent may sustain in carrying out the terms of this Agreement, except as a result of Agent's gross negligence or willful misconduct; and

             (e) Be entitled to compensation from Company for acting hereunder in accordance with the fee schedule attached hereto.

         12. Each party to this Agreement shall be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is in writing, signed by such party and mailed by registered and certified mail, postage prepaid, addressed to the other party hereto, at the address set forth below; provided, however, that the verification required of Agent by Paragraph 3 above, shall be given orally (by telephone or in person) by contacting or at or respectively, and then confirmed in writing if Company so requests. Any written notices required by this Agreement shall be addressed as follows:

If to Agent:


                           BancFirst
                           101 North Broadway
                           P.O. Box 26788
                           Oklahoma City, Oklahoma 73126-0788



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If to Company:


                           U.S. Automobile Acceptance SNP-IV, Inc.
                           1120 N.W. 63rd, Suite G-108
                           Oklahoma City, Oklahoma 73116


         13. This Agreement expressly and exclusively sets forth the duties of Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against Agent.

         14. Unless and until the Escrow is delivered to Company, it is specifically recognized and agreed that Company shall not have any right, title or interest in such funds; it being the intention of the parties hereto that the Escrow Fund shall not be subject to claims against Company or any of its affiliates unless and until the minimum subscription amount is achieved and delivery of the funds thereof is made, as aforesaid, and the escrow account hereunder is ended.

         15. This Agreement is being made in and is intended to be constructed according to the laws of the State of Texas. It shall inure to and be binding upon the parties hereto, their successors and assigns the terms of this Agreement shall commence with the date hereof and shall continue until the offering of the minimum subscription amount is achieved or fails to be achieved by escrow termination date, and the Escrow Fund is disposed under the provision of this Agreement.

         16. Agent shall deposit all funds received in insured accounts such that each Investor which deposits funds in insured to the maximum amount allowed under FDIC regulations, irrespective of the aggregate amount of funds received from all Investors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by duly authorized representatives as of the date first above written.

                                     COMPANY:

                                     U.S. Automobile Acceptance SNP-IV, Inc.


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     AGENT:


                                     BancFirst



                                     By:
                                        --------------------------------------
                                     Its:
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